Exhibit 23.0

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-31015, No. 333-79881 and No. 333-91244) of BJ’s Wholesale Club, Inc. of our report dated March 5, 2004 relating to the financial statements, which is incorporated in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts April 8, 2004